UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2017

Acacia Diversified Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas	1-14088	75-2095676
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13575 58th Street North - #138 Clearwater, FL 33760
(Address of Principal Executive Offices)

(727) 678-4420
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this current report on Form 8-K may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report. Information on the Acacia or MariJ Pharmaceuticals websites does not constitute a part of this release.

Section 8 – Other Events
Item 8.01. Other Events.
On October 30, 2017, Acacia Diversified Holdings, Inc. (the “Company”), published the attached press release to announce that its wholly-owned subsidiary, Eufloria Medical of Tennessee, Inc. (“Eufloria”) has secured processing, manufacturing and retail sales licenses in Tennessee.  The acquisition of these licenses will allow Eufloria to conduct hemp-related business in Tennessee, as it moves forward in this new, emerging hemp marketplace.
Eufloria will focus on the growing, manufacturing and development of new and proprietary medicinal hemp products for people of Tennessee, using the Company’s USDA certified, organic, mobile CO2 processing and handling solutions for its retail customers in the expanding nutraceutical market.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
Exhibit No.	Description
99	Press Release – October 30, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Acacia Diversified Holdings, Inc.

Date: October 30, 2017	/s/ Richard K. Pertile
Name: Richard K. Pertile
Title: President/Chief Executive Officer